Exhibit 10(J)

                         ADDENDUM #1 TO
             AGGREGATE CATASTROPHE EXCESS OF LOSS
                     RETROCESSION AGREEMENT
                            between
                     EMC REINSURANCE COMPANY
                              and
               EMPLOYERS MUTUAL CASUALTY COMPANY

Effective January 1, 1992, this Agreement is amended as follows:

     1.  ARTICLE 2 - COVER - is amended by substituting
         "ultimate net retained losses of $2,500,000" in line 3, in lieu of "ultimate net retained losses of $2,000,000".

     2. ARTICLE 3 - TERM. The first paragraph is replaced from inception with the following:

         This Agreement shall become effective for the annual period beginning 12:01 A.M., Central Standard Time January 1, 1991, and ending 12:01 A.M., Central Standard Time, January 1, 1992; and is further automatically extended for each subsequent annual period from January 1, 1992 until amended by the parties or until terminated.

     3.  ARTICLE 8 - PREMIUM is replaced by the following:

         Effective January 1, 1992 the Company will pay the Reinsurer a premium of $380,000 for each annual term of this Agreement, to be paid in equal installments of $95,000 on the first day of January, April, July and October.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed, by the Company, this 9th day of January, 1992.

                              EMC REINSURANCE COMPANY
                                  Des Moines, Iowa

                              /s/ Richard E. Haskins, President
                              ---------------------------------

and by the Reinsurer on this 9th day of January, 1992.

                              EMPLOYERS MUTUAL CASUALTY COMPANY
                                  Des Moines, Iowa

                              /s/ Robb Kelley, C.E.O. & Chairman
                              ----------------------------------

                         ADDENDUM #2 TO
               AGGREGATE CATASTROPHE EXCESS OF LOSS
                      RETROCESSION AGREEMENT
                            between
                     EMC REINSURANCE COMPANY
                              and
                 EMPLOYERS MUTUAL CASUALTY COMPANY


Effective January 1, 1993, this Agreement is amended as follows:

     ARTICLE 8 - PREMIUM is replaced by the following:

     Effective January 1, 1993, the Company will pay the
     Reinsurer a premium of $500,000 for each annual term of this Agreement, to be paid in equal installments of $125,000 on the first day of January, April, July and October.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed, by the Company, this 8th day of December, 1992.

                                EMC REINSURANCE COMPANY
                                    Des Moines, Iowa

                                /s/ Dean P. McClaflin, President
                                --------------------------------

and by the Reinsurer on this 8th day of December 1992.


                                EMPLOYERS MUTUAL CASUALTY COMPANY
                                        Des Moines, Iowa

                                /s/ Bruce G. Kelley, President
                                ---------------------------------

                         ADDENDUM #3 TO
               AGGREGATE CATASTROPHE EXCESS OF LOSS
                     RETROCESSION AGREEMENT
                             between
                     EMC REINSURANCE COMPANY
                               and
                EMPLOYERS MUTUAL CASUALTY COMPANY

Effective January 1, 1995, this Agreement is amended as follows:

  I Article 2 - Cover is amended to read as follows:

     The Reinsurer will be liable in respect of Loss Occurrences in the Aggregate for 100% of the Ultimate Net Retained Loss over and above initial Ultimate Net Retained Losses of $3,000,000 in the Aggregate, irrespective of the number of Loss Occurrences or the number or kinds of risks involved, subject to a limit of liability to the Reinsurer of $2,000,000; but only those Loss Occurrences exceeding a franchise of $200,000 shall be subject to this cover. The maximum liability of the Reinsurer under this Agreement, is $2,000,000.

  II Article 10 - Reinstatement is deleted.


IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed, by the Company, this 5th day of October
1994.


                                   EMC REINSURANCE COMPANY
                                       Des Moines, Iowa


                                   /s/ Ron Hallenbeck
                                   ----------------------
                                   President

and by the Reinsurer on this 5th day of October 1994.

                              EMPLOYERS MUTUAL CASUALTY COMPANY
                                      Des Moines, Iowa

                              /s/ Bruce Kelley
                              ---------------------------------
                              President

                      EMC REINSURANCE COMPANY
                AGGREGATE CATASTROPHE EXCESS OF LOSS
                      RETROCESSION AGREEMENT
                    EFFECTIVE: January 1, 1991

                        TABLE OF CONTENTS
                        -----------------


    ARTICLE                    SUBJECT                   PAGE(S)
----------------     ------------------------------     ---------

                     Preamble                              1
      1              Business Reinsured                    1

      2              Cover                                 1

      3              Term                                  1,2

      4              Territory                             2

      5              Definitions                           2,3

      6              Net Retained Lines                    3

      7              Exclusions                            3,4

      8              Premium                               4

      9              Currency                              4

     10              Reinstatement                         4

     11              Taxes                                 4

     12              Reports                               5

     13              Notice of Loss & Loss Settlements     5

     14              Extra Contractual Obligations         5,6

     15              Errors & omissions                    6

     16              Inspection                            6

     17              Insolvency                            6

     18              Arbitration                           6

     19              Signing Page                          7

              AGGREGATE CATASTROPHE EXCESS OF LOSS
                     RETROCESSION AGREEMENT


This Agreement is made and entered into by and between EMC
REINSURANCE COMPANY, Des Moines, Iowa. (Hereinafter called the
"Company") and EMPLOYERS MUTUAL CASUALTY COMPANY, Des Moines, Iowa, (Hereinafter called the "Reinsurer").

                            ARTICLE 1
                            ---------
BUSINESS REINSURED
------------------
This Agreement is to indemnify the Company in respect of the net excess liability as herein provided and specified which may accrue to the Company as a result of any loss or losses which may occur during the term of this Agreement under any Policies covering Reinsurance Business in force, written or renewed by or on behalf of the Company, subject to the terms and conditions herein contained.

                            ARTICLE 2
                            ---------
COVER
-----
The Reinsurer will be liable in respect of Loss Occurrences in the Aggregate for 100% of the Ultimate Net Retained Loss over and above initial Ultimate Net Retained Losses of $2,000,000 in the Aggregate, irrespective of the number of Loss Occurrences or the number or kinds of risks involved, subject to a limit of liability to the Reinsurer of $2,000,000; but only those Loss Occurrences exceeding a franchise of $200,000 shall be subject to this cover. The maximum liability of the Reinsurer under this Agreement, including liability reinstated, is $4,000,000.

                            ARTICLE 3
                            ---------
TERM
----
This Agreement shall become effective at 12:01 A.M., Central
Standard Time, January 1, 1991, and shall remain in full force and effect for one year, expiring 12:01 A.M., Central Standard Time, January 1, 1992.

Upon expiration of this Agreement the entire liability of the Reinsurer for losses occurring subsequent to expiration shall cease concurrently with the expiration.

Should this Agreement expire while a loss covered hereunder is in progress, the Reinsurer shall be responsible for the loss in progress in the same manner and to the same extent it would have been responsible had the Agreement expired the day following the conclusion of the loss in progress.

                            ARTICLE 4
                            ---------

TERRITORY
---------
This Agreement will cover worldwide.

                            ARTICLE 5
                            ---------
DEFINITIONS
-----------
A. The term "Ultimate Net Retained Losses" as used in this Agreement shall mean the aggregate actual losses paid by the Company, or for which the Company becomes liable to pay; such losses to include Extra Contractual Obligations as defined in the EXTRA CONTRACTUAL OBLIGATIONS ARTICLE of this Agreement, and expenses of litigation and interest, and all other loss expense of the Company including subrogations, salvage, and recovery expenses (office expenses and salaries of officials and employees not classified as loss adjusters are not chargeable as expenses for purposes of this paragraph), but salvages and all recoveries, including recoveries under all reinsurances (whether recovered or not), shall be first deducted from such losses to arrive at the amount of liability attaching hereunder. All reinsurances carried by the Company or benefiting the Company in any way shall be deemed reinsurances inuring to the benefit of this cover.

    All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

    Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Retained Losses have been ascertained.

B. The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event.

C. The term "Policy" as used in this Agreement shall mean any binder, policy, or contract of reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

D. "Franchise" as used in this Agreement means that when the franchise is exceeded, the entire Loss Occurrence is subject to coverage hereunder.

                            ARTICLE 6
                            ---------
NET RETAINED LINES
------------------
This Agreement applies only to that portion of any reinsurances covered by this Agreement which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Agreement attaches, only loss or losses in respect of that portion of any reinsurances which the Company retains net for its own account shall be included, it being understood and agreed that the amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

                            ARTICLE 7
                            ---------
EXCLUSIONS
----------

This Agreement does not cover:

A.  Business assumed from any source other than the, Home Office
    Reinsurance Underwriting Department of Employers Mutual
    Casualty Company.

B.  Business excluded by the attached Nuclear Incident Exclusion
    Clauses:   Physical Damage - Reinsurance - U.S.A., Physical
    Damage and Liability - (Boiler and Machinery Policies) Reinsurance - U.S.A., Liability - Reinsurance - U.S.A.

C.  Financial Guarantee or Insolvency.

D.  Pools, Associations, Syndicates per the attached.  Pools,
    Associations, Syndicates Exclusion Clause.

E.  Life business other than accidental death and dismemberment.

F.  Aviation business (including satellites).

G. Any loss arising from a pattern of violation of the Company's letter of intent dated December 1, 1987 on Seepage and Pollution, it being understood that the nature of the Business covered hereunder precludes absolute enforcement of the Company's intent in all instances.

                            ARTICLE 8
                            ---------
PREMIUM
-------
The Company will pay the Reinsurer a premium of $320,000 for the term of this Agreement, to be paid in the amount of $240,000 on July 1, and $80,000 on October 1.

                            ARTICLE 9
                            ---------
CURRENCY
--------
The currency to be used for all purposes of this Agreement shall be United States of America currency.

                            ARTICLE 10
                            ----------
REINSTATEMENT
-------------
Loss payments under this Agreement will reduce the limit of coverage afforded by the amounts paid, but the limit of coverage will be reinstated from the time of the occurrence of the loss and for each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the Reinsurer's premium for term of this Agreement, being pro rata only as to the fraction of the face value of this Agreement (i.e., the fraction of $2,000,000) so reinstated. The Company's initial retention of $2,000,000 Ultimate Net Retained loss in the Aggregate shall satisfy the retention requirement as to any coverage reinstated. One full reinstatement only is provided by this Agreement.


                            ARTICLE 11
                            ----------
TAXES
-----
The Company will be liable for taxes on premiums reported to the Reinsurer hereunder.

                            ARTICLE 12
                            ----------

REPORTS
-------
Within 60 days after the expiration of the Agreement, the Company will furnish the Reinsurer with:

A. Gross Net Written Premium Income of the Company for the term of this Agreement.

B. Any other information which the Reinsurer may require to prepare its Annual Statement which is reasonably available to the Company.

                            ARTICLE 13
                            ----------
NOTICE OF LOSS AND LOSS SETTLEMENTS
-----------------------------------
The Company will advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer, and of all subsequent developments on these claims which may materially affect the position of the Reinsurer.

The Reinsurer agrees to abide by the loss settlements of the Company, it being understood, however, that when so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance and that the Company will cooperate in every respect in the defense or control of such claim, suit or proceeding.

The Reinsurer will pay its share of loss settlements immediately upon receipt of proof of loss from the Company.

                            ARTICLE 14
                            ----------

EXTRA CONTRACTUAL OBLIGATIONS
-----------------------------
This agreement shall also protect the Company within the limits hereof where the Ultimate Net Loss includes any Extra Contractual Obligations incurred by the Company. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster, or Loss Occurrence.

                            ARTICLE 15
                            ----------

ERRORS AND OMISSIONS
--------------------
Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

                            ARTICLE 16
                            ----------
INSPECTION
----------
The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith.


                            ARTICLE 17
                            ----------
INSOLVENCY
----------
In the event of the insolvency of the Company the attached General Insolvency Clause No. 21-01 will apply.

                            ARTICLE 18
                            ----------
ARBITRATION
-----------
Any irreconcilable dispute between the parties to this Agreement will be arbitrated in Des Moines, Iowa in accordance with the attached Arbitration Clause No. 22-01.

                            ARTICLE 19
                            ----------


Executed by the Company, this 30th day of May 1991.

                               EMC REINSURANCE COMPANY
                                   Des Moines, Iowa


                               /s/ Richard E. Haskins, President
                               ---------------------------------

and by the Reinsurer this 30th day of May 1991.

                               EMPLOYERS MUTUAL CASUALTY COMPANY
                                   Des Moines, Iowa


                               /s/ Robb B. Kelley, President
                               ---------------------------------


               AGGREGATE CATASTROPHE EXCESS OF LOSS
                     RETROCESSION AGREEMENT

                            issued to

                     EMC REINSURANCE COMPANY

             ---------------------------
             |        EMC RE           |
             ---------------------------

              EMC Reinsurance Company

717 Mulberry Street, Des Moines, Iowa 50309
Mail Address: P.O. Box 712, Des Moines, Iowa 50303

                                                    May 24, 1991


To Whom It May Concern:

               Re:  Catastrophe Retrocessional Program
                    Seepage and Pollution Letter of Intent
               -------------------------------------------

It is not the intention of the reassured to underwrite any original or primary reinsurance treaty business (U.S.A.) that does not contain a seepage and pollution exclusion clause where legal and applicable. In respect of any retrocessional business, the reassured will endeavor to ensure (as far as possible) that clients reinsured adhere to a similar philosophy.


                                           Very truly yours,


                                           /s/ Dean P. McClaflin
                                           -------------------
                                           Dean P. McClaflin
                                           Vice President

           POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE

SECTION A:
Excluding:
     (a) All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

     (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:
    It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

    Industrial Risk Insurers,
    Associated Factory Mutuals,
    Improved Risk Mutuals,
    Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or
        Gas Drilling Rigs,
    United States Aircraft Insurance Group,
    Canadian Aircraft Insurance Group,
    Associated Aviation Underwriters,
    American Aviation Underwriters.

Section B does not apply:
     (a) Where The Total Insured Value over all interests of the risk in question is less than $250,000,000.

     (b)  To interests traditionally underwritten as Inland
Marine            or stock and/or contents written on a blanket
basis.

     (c)  To Contingent Business Interruption, except when the
          Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B(a).

     (d)  To risks as follows:

          Offices, Hotels, Apartments, Hospitals, Educational
          Establishments, Public Utilities (other than railroad schedules) and builder's risks on the classes of risks specified in this subsection (d) only.

     Where this clause attaches to Catastrophe Excesses, the following SECTION C is added:

     Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in:

 (1) The following so-called "Coastal Pools":

     Alabama Insurance Underwriting Association
     Florida Windstorm Underwriting Association
     Louisiana Insurance Underwriting Association
     Mississippi Insurance Underwriting Association
     North Carolina Insurance Underwriting Association
     South Carolina Windstorm and Hail Underwriting Association
     Texas Catastrophe Property Insurance Association

                            AND

 (2) All "Fair Plan" business

for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

     (i)  The inability of any other participant in such "Coastal
          Pool" or Fair Plan to meet its liability.

    (ii) Any claim against such "Coastal Pool" or Fair Plan, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

                            35 A

NUCLEAR INCIDENT EXCLUSION CLAUSE- LIABILITY- REINSURANCE U.S.A.
----------------------------------------------------------------

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)  Without in any way restricting the operation of paragraph
     (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

LIMITED EXCLUSION PROVISION.*

     I. It is agreed that the policy does not apply under any liability coverage, to: injury, sickness, disease, death or destruction
              bodily injury or property damage,
                  with respect to which an

         insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

   II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

  III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

        (a)  become effective on or after 1st May, 1960, or
        (b) become effective before that date and contain the Limited Exclusion Provision set out above;

        provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:


                                   January 1, 1990

                            35 A

     Owners, Landlords and Tenants Liability, Contractual
     Liability, Elevator Liability, Owners or Contractors
     (including railroad) Protective Liability, Manufacturers and
     Contractors Liability, Product Liability, Professional and
     Malpractice Liability, Storekeepers Liability, Garage
     Liability, Automobile Liability (including Massachusetts
     Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

BROAD EXCLUSION PROVISION.*
It is agreed that the policy does not apply:

I. Under any Liability Coverage, to: injury, sickness, disease, death or destruction bodily injury or property damage

    (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

    (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by tile United States of America, or any agency thereof, with any person or organization.

II.  Under any Medical Payments Coverage, or under any
     Supplementary Payments Provision
     relating to:  immediate medical or surgical relief,
                   first aid, to expenses incurred with respect

     to: bodily injury, sickness, disease or death
         bodily injury        resulting from the hazardous

     properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III. Under any Liability Coverage to: injury, sickness, desease, death, or destruction bodily injury or property damage resulting from the hazardous properties of nuclear material, if

                           35 A

   (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

   (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured;
        or

   (c)  the:  injury, sickness, disease, death or destruction bodily injury or property damage, arises out of the

        furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to: injury to or destruction of property at such nuclear facility property damage to such nuclear facility and any property thereat.

IV.  As used in this endorsement:

     "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof, "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "NUCLEAR FACILITY" means

     (a)  any nuclear reactor,

     (b) any equipment or device designed or used for (1)
         separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling processing or packaging waste,

     (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

    (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

                                  January 1, 1990

                           35 A

and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

   With respect to injury to or destruction of property, the word "injury" or "destruction" includes all forms of radio active contamination of property.

                               "property damage" includes all
                               forms of radio active
                               contamination of property.

  V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

      (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

      (ii) statutory liability insurance required under Chapter
           90, General Laws of Massachusetts,

      until 90 days following approval of the Broad Exclusion
      Provision by the Governmental Authority having jurisdiction thereof.

(4)  Without in any way restricting the operation of paragraph
     (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association of the Independent Insurance Conference of Canada.

*NOTE. The words printed in italics in the Limited Exclusion
       Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

                                                 January 1, 1990

                              35 B

NUCLEAR INCIDENT EXCLUSION CLAUSE-PHYSICAL DAMAGE-
REINSURANCE U.S.A.
           -------

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

    I. Nuclear reactor power plants including all auxiliary property on the site, or

    II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

    III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

    IV.   Installations other than those listed in paragraph (2)
          III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.  Without in any way restricting the operations of paragraphs
    (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

    (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

    (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after lst January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.  Without in any way restricting the operations of paragraphs
    (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.


                                                 January 1, 1990

                              35 B

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.  Reassured to be sole judge of what constitutes:

    (a)  substantial quantities, and

    (b)  the extent of installation, plant or site.

Note:  Without in any way restricting the operation of paragraph
       (1) hereof, it is understood and agreed that

    (a) all policies issued by the Reassured on or before 3lst December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

    (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31 st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                                                January 1, 1990

                              35 E

NUCLEAR INCIDENT EXCLUSION CLAUSE
---------------------------------
PHYSICAL DAMAGE AND-LIABILITY
-----------------------------
(BOILER AND MACHINERY POLICIES) - REINSURANCE - U.S.A.
------------------------------------------------------
(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)  Without in any way restricting the operation of paragraph
     (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

     This Policy does not apply to "loss," whether it be direct or indirect, proximate or remote

     (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled;
         or

     (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

(3) However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

(4) Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

    (a) all policies issued by the Reassured effective on or before 30th April, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th April, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply,

    (b) with respect to any risk located in Canada policies issued by the Reassured effective on or before 30th June, 1958, shall be free from the application of the other provisions of this Clause until expiry date of 30th June, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.
                                                 January 1, 1990

INSOLVENCY CLAUSE
-----------------

In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under Policy or Policies reinsured without diminution because of the insolvency of the Company to the Company or to its liquidator, receiver, or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor.
The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.

Should the Company go into liquidation or should a receiver be appointed the Reinsurer shall be entitled to deduct from any sums which may be due or may become due to the Company under this Reinsurance Agreement, any sums which are due to the Reinsurer by the Company under this Reinsurance Agreement and which are payable at a fixed or stated date, as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.

Note:  Wherever used herein the terms:

   "Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract", "Agreement", "Policy" or whatever other term is used to designate the attached reinsurance document.

                      Arbitration Clause
                      ------------------
As a condition precedent to any right of action hereunder, any irreconcilable dispute between the parties to this Agreement will be submitted for decision to a board of arbitration composed of two arbitrators and an umpire.

Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or Underwriters at Lloyd's, London, not under the control or management of either party to this Agreement. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three, of whom the other shall decline two, and the decision shall be made by drawing lots.

The claimant shall submit its initial brief within 45 days from appointment of the umpire. The respondent shall submit its brief within 45 days thereafter and the claimant may submit a reply brief within 30 days after filing of the resdondent's brief.

The board shall make its decision with record to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction.

If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this clause, and communications shall be made by the Company to each of the reinsurers constituting the one party, provided, however, that nothing therein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint. If more than one reinsurer is involved in the arbitration as respondent, the time for appointing the arbitrators will be extended to six weeks.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

Note: Wherever used herein, the term "Company" shall be understood to mean "Reinsured", "Reassured" or whatever other term is used in the attached Agreement to designate the reinsured company. The term "Agreement" shall be understood to mean "Contract", "Policy" or whatever other term is used to designate the attached reinsurance document.